EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Fixed Income Securities Funds
File Number: 811-2368
Registrant CIK Number: 0000106444


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 4 SEC Identifier S000002591
Class 1 SEC Identifier C000007107
Class 2 SEC Identifier C000007108
Class 3 SEC Identifier C000007109


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $256,675
2. Dividends for a second class of open-end company shares                                                          $178,492
3. Dividends for a third class of open-end company shares                                                           $10,199

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.255
        2. Dividends from a second class of open-end company shares                                                 $0.260
        3. Dividends from a third class of open-end company shares                                                  $0.262

Item 74

U)      1. Number of shares outstanding                                                                             1,041,199
        2. Number of shares outstanding for a second class of shares of open-end company shares                       724,960
        3. Number of shares outstanding for a third class of shares of open-end company shares                         39,977

V)      1. Net asset value per share (to the nearest cent)                                                           $10.55
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $10.55
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $10.55


Series 10 SEC Identifier S000002585
Class 1 SEC Identifier C000007094
Class 2 SEC Identifier C000007095
Class 3 SEC Identifier C000007096


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $181,246
2. Dividends for a second class of open-end company shares                                                          $89,751
3. Dividends for a third class of open-end company shares                                                           $69,408

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.397
        2. Dividends from a second class of open-end company shares                                                 $0.796
        3. Dividends from a third class of open-end company shares                                                  $0.327



B)      1. Distributions of capital gains                                                                           $0.000
        2. Distributions of capital gains from a second class of open-end company shares                            $0.000
        3. Distributions of capital gains from a third class of open-end company shares                             $0.000

C)	1. Other distributions											    $0.000
	2. Other distributions											    $0.000
	3. Other distributions											    $0.000

Item 74

U)      1. Number of shares outstanding                                                                              469,605
        2. Number of shares outstanding for a second class of shares of open-end company shares                      118,933
        3. Number of shares outstanding for a third class of shares of open-end company shares                       232,575

V)      1. Net asset value per share (to the nearest cent)                                                           $11.84
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $23.26
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $9.47


